    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 2001

                                                   REGISTRATION NO. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                     SOUTHWEST BANCORPORATION OF TEXAS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            TEXAS                                        76-0519693
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                              4400 POST OAK PARKWAY
                              HOUSTON, TEXAS 77027
                                 (713) 235-8800
                    (Address of principal executive offices)

                     SOUTHWEST BANCORPORATION OF TEXAS, INC.
                    NON-EMPLOYEE DIRECTORS DEFERRED FEE PLAN
                            (Full title of the plans)

                                R. JOHN MCWHORTER
                              SENIOR VICE PRESIDENT
                     SOUTHWEST BANCORPORATION OF TEXAS, INC.
                              4400 POST OAK PARKWAY
                              HOUSTON, TEXAS 77027
                     (Name and address of agent for service)
                                 (713) 235-8800
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                                MICHAEL P. FINCH
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                           PROPOSED            PROPOSED
                                                           MAXIMUM             MAXIMUM
            TITLE OF                     AMOUNT            OFFERING           AGGREGATE             AMOUNT OF
        SECURITIES TO BE                 TO BE         PRICE PER SHARE      OFFERING PRICE         REGISTRATION
           REGISTERED                REGISTERED(1)          (2)(3)              (2)(3)                 FEE
--------------------------------------------------------------------------------------------------------------------

Common Stock, $1.00 par value            25,000             $27.29             $682,250              $163.06
====================================================================================================================

(1) Includes an indeterminate number of additional shares which may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h).

(3) The 25,000 shares under the Southwest Bancorporation of Texas, Inc. Non-Employee Directors Deferred Fee Plan are valued on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the NASDAQ National Market for the Common Stock on November 28, 2001 ($27.29 per share).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company"), are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March 2, 2001 (Commission File No. 000-22007);

         (b) All reports the Company has filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 2, 2001; and

         (c) The description of the Common Stock contained in the Company's Prospectus dated January 27, 1997, included in the Company's Registration Statement on Form S-1 (Commission File No. 333-16509), filed with the Commission on January 16, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Articles of Incorporation of the Company provide that, subject to certain limitations, its officers and directors (and certain other individuals acting on behalf of the Company) will be indemnified by the Company against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such persons, to the fullest extent permitted under the Texas Business Corporation Act (the "TBCA"). Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

         The Company's Articles of Incorporation provide that a director of the Company will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or the shareholders, (ii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an action or omission for which the liability of the director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or dividend.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

        4.1 Articles of Incorporation of the Company, restated as of May 1, 2001 (incorporated by reference to Exhibit 4.1 to the Company's Form S-8 Registration Statement No. 333-60190).

        4.2 Bylaws of the Company, restated as of December 31, 1996 (incorporated by reference to Exhibit 3.2 to the Company's Form S-1 Registration Statement No. 333-16509).

       *4.3  Non-Employee Directors Deferred Fee Plan.

       *4.4 Form of Deferral Election Form under Non-Employee Directors Deferred Fee Plan.

       *5.1  Opinion of Vinson & Elkins L.L.P.

      *23.1  Consent of PricewaterhouseCoopers LLP.

      *23.2  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

      *24.1  Powers of Attorney (included on signature page).

----------

*        Filed with this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (1) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 3rd day of December, 2001.

                                        SOUTHWEST BANCORPORATION OF TEXAS, INC.

                                   By:  /s/ PAUL B. MURPHY, JR.
                                        Paul B. Murphy, Jr.
                                        President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Murphy, Jr., David C. Farries and
R. John McWhorter, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file with same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                     TITLE                                      DATE

/s/ WALTER E. JOHNSON                      Chairman of the Board and Director                   December 3, 2001
-----------------------------------
      Walter E. Johnson

/s/ PAUL B. MURPHY, JR.                    President and Chief Executive Officer                December 3, 2001
-----------------------------------        (Principal Executive Officer)
     Paul B. Murphy, Jr.

/s/ DAVID C. FARRIES                       Executive Vice President, Treasurer and Secretary    December 3, 2001
-----------------------------------        (Principal Financial Officer)
     David C. Farries

/s/ R. JOHN McWHORTER                      Senior Vice President and Controller                 December 3, 2001
-----------------------------------        (Principal Accounting Officer)
     R. John McWhorter

/s/ JOHN W. JOHNSON                        Director                                             December 3, 2001
-----------------------------------
     John W. Johnson

/s/ JOHN B. BROCK, III                     Director                                             December 3, 2001
-----------------------------------
     John B. Brock III

/s/ ERNEST H. COCKRELL                     Director                                             December 3, 2001
-----------------------------------
     Ernest H. Cockrell

                                           Director
-----------------------------------
John H. Echols
                                           Director
-----------------------------------
J. David Heaney

                                           Director
-----------------------------------
Fred R. Lummis

                                           Director
-----------------------------------
Andres Palandjoglou

                                           Director
-----------------------------------
Adolph A. Pfeffer, Jr.

/s/ WILHELMINA E. ROBERTSON                Director                                             December 3, 2001
-----------------------------------
Wilhelmina E. Robertson

                                           Director
-----------------------------------
Stanley D. Stearns, Jr.

/s/ DUNCAN W. STEWART                      Director                                             December 3, 2001
-----------------------------------
     Duncan W. Stewart

/s/ LANE WARD                              Director                                             December 3, 2001
-----------------------------------
     Lane Ward

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

    4.1 Articles of Incorporation of the Company, restated as of May 1, 2001 (incorporated by reference to Exhibit
                         4.1 to the Company's Form S-8 Registration Statement
                         No. 333-60190).

    4.2                  Bylaws of the Company, restated as of December 31, 1996
                         (incorporated by reference to Exhibit 3.2 to the Company's Form S-1 Registration Statement No.
                         333-16509).

   *4.3                  Non-Employee Directors Deferred Fee Plan.

   *4.4                  Form of Deferral Election Form under Non-Employee
                         Directors Deferred Fee Plan.

   *5.1                  Opinion of Vinson & Elkins L.L.P.

  *23.1                  Consent of PricewaterhouseCoopers LLP.

  *23.2                  Consent of Vinson & Elkins L.L.P. (included in Exhibit
                         5.1).

  *24.1                  Powers of Attorney (included on signature page).

----------

*        Filed with this Registration Statement.